UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2005

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20421	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On June 14, 2005, the Incentive Plan Committee of the Board of Directors of Liberty Media Corporation (“Liberty”) granted to Liberty’s Chairman, John C. Malone, (i) an option to purchase 200,000 shares of series A common stock, par value $.01 per share, of Liberty at an exercise price of $10.47 per share, and (ii) an option to purchase 1,800,000 shares of series B common stock, par value $.01 per share, of Liberty at an exercise price of $10.80 per share.  Each option was granted under, and is subject to the terms and conditions of the Liberty Media Corporation 2000 Incentive Plan, as amended and restated.  Each option will vest as to 33 1/3% of the total number of shares of Liberty common stock subject to such option on each June 14, beginning June 14, 2006.  Each option will expire on June 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY MEDIA CORPORATION

Date: June 20, 2005	By:	/s/ Mark E. Burton
	Name:	Mark E. Burton
	Title:	Vice President